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                                                                      Exhibit 16

[Wiss & Company LLP Letterhead]


                                                              November 21, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

         We have read Item 4 included in the Form 8-K dated November 21, 2002 of Lucille Farms, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                          Very truly yours,



                                          /s/ Wiss & Company, LLP
                                          -----------------------
                                          Wiss & Company, LLP



cc:      Jay M. Rosengarten, CEO
         Alfonso Falivene, President